UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2021

Talend S.A.

(Exact name of registrant as specified in its charter)

France	001-37825	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5-7, rue Salomon de Rothschild
Suresnes, France	92150
(Address of principal executive offices)	(Zip Code)

+33 (0) 1 4 6 25 06 00

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value €0.08 per share	TLND	The NASDAQ Stock Market LLC
Ordinary shares, nominal value €0.08 per share*		The NASDAQ Stock Market LLC*

*  Not for trading, but only in connection with the listing of the American Depositary Shares on the NASDAQ Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 15, 2021, the board of directors of Talend S.A. (“Talend”) approved the execution of, and Talend executed, an asset contribution agreement under the demerger legal regime in accordance with French law (the “Demerger Agreement”). Following and subject to the successful consummation of the tender offer made by Tahoe Bidco B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands (“Purchaser”), pursuant to a Schedule TO filed with the SEC on June 11, 2021 (the “Offer”), Talend intends to transfer all of its assets and liabilities to a société par actions simiplifée organized under the laws of France that is wholly owned by Talend (“Talend SAS”), in accordance with the Demerger Agreement (such transaction, the “Demerger”). Pursuant to the Demerger Agreement, the Demerger is subject to conditions precedent, including the consummation of the Offer and the approval of the Demerger by the shareholders of Talend.

The foregoing description of the Demerger Agreement is included to provide information regarding its terms and does not purport to be complete and is qualified in its entirety by reference to the Demerger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Additionally, on June 15, 2021, the board of directors of Talend approved the execution of, and Talend executed, a cross-border merger plan (the “Merger Plan”), in accordance with Articles 2:309 et seq. and 2:333b et seq. of the Dutch Civil Code (Burgerlijk Wetboek) (the “DCC”) and Articles L. 236-1 et seq. and L. 236-25 et seq. of the French Commercial Code, entered into between Talend and Tahoe AcquireCo B.V., a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands that is a direct, wholly-owned subsidiary of Purchaser (“Tahoe AcquireCo B.V.”). Following and subject to the successful consummation of the Demerger, a cross-border merger (the “Merger”) will be effectuated pursuant to the Merger Plan whereby Tahoe AcquireCo B.V. will survive the Merger and as a result of such Merger, each ordinary share and American Depositary Share of Talend outstanding immediately prior to the consummation of the Merger will be exchanged into one duly authorized, validly issued and fully paid share of Tahoe AcquireCo B.V. Pursuant to the Merger Plan, the completion of the Merger is subject to conditions precedent including the consummation of the Offer and the approval of the Merger by the shareholders of Talend.

The foregoing description of the Merger Plan is included to provide information regarding its terms and does not purport to be complete and is qualified in its entirety by reference to the Merger Plan, which is filed as Exhibit 2.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Contribution Agreement, entered into by and between Talend S.A. and Talend S.A.S., dated as of June 15, 2021.
2.2	Joint Cross-Border Merger Plan, between Talend S.A. and Tahoe AcquireCo B.V., dated as of June 15, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEND S.A.

Date: June 21, 2021

	By:	/s/ Aaron Ross
Aaron Ross
General Counsel